NUMBER: **323395**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

***I Hereby Certify** that*

KELSO RESOURCES LTD.

has this day changed its name to

KELSO TECHNOLOGIES INC.

***Issued** under my hand at Victoria, British Columbia*
on July 21, 1994

JOHN S. POWELL
Registrar of Companies